SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2010

Kun Run Biotechnology, Inc.
(Exact name of registrant as specified in Charter)

Nevada	333-141384	98-0517550
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Free Trade Zone
168 Nanhai Avenue, Haikou City
Hainan Province, China 570216
(Address of Principal Executive Offices)

86-898-6680-2207
(Issuer Telephone number)

Aspen Racing Stables, Inc.
(Former name and former address, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.1 Regulation FD

 In July 2010, Kun Run Biotechnology, Inc. ( the “Company”) received a notice from the Hainan Food and Drug Administration that the agency would investigate certain products of the Company due to production procedure concerns and at the same time the GMP license of the Company would be suspended until the investigation is concluded.  As result of the notice, the Company ceased its production of all products.  The Company at the time believed that the investigation would end shortly and would not have an adverse impact on the results of its operations due to the then existing inventories.  However, as of the date of this report, the agency has not concluded its investigation.  The Company believes that due to the prolonged investigation, it is unlikely that its production will resume any time soon and its results of operations will be adversely impacted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUN RUN BIOTECHNOLOGY, INC. (Registrant)

Dated: November 11, 2010	By:	/s/ Xiaoqun Ye
Name: Xiaoqun Ye
Title: Chief Executive Officer